Exhibit 99.2

1 NASDAQ: TFFP TFF TAC and TFF VORI Program Update March 27, 2024 – 4:30 PM EDT BETTER DELIVERY, BETTER THERAPY | Powerful Drug Delivery Solutions

Safe Harbor Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning TFF Pharmaceuticals, Inc. ("TFF", "TFF Pharmaceuticals", the "Company," "we," "us," and "our"). The words "believe," "may," "will," "potentially," "estimate," "continue," "anticipate," "intend," "could," "would," "project," "plan," "expect" and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

- the benefits of our TFF platform;
- advancement of TFF TAC and TFF VORI into potentially registration-enabling studies;
- TFF TAC's and TFF VORI's substantial market opportunity;
- the expectation that the further data from the ongoing Phase 2 clinical trial for TFF TAC and TFF VORI will be consistent with the data readouts for each product candidate to date; and
- our exploration of strategic alternatives for TFF VORI, including partnering opportunities, collaborations, and government-based funding sources.

Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (i) the risk that the further data from the ongoing Phase 2 clinical trials for TFF TAC and TFF VORI will not be favorably consistent with the initial data readouts, (ii) the risk that we may not be able to advance to registration-enabling studies for TFF TAC, (iii) the risk we may not be successful in our pursuit of strategic alternatives for TFF VORI; (iv) success in early phases of pre-clinical and clinicals trials do not ensure later clinical trials will be successful; (v) no drug product incorporating the TFF platform has received FDA pre-market approval or otherwise been incorporated into a commercial drug product, (vi) the Company has no current agreements or understandings with any large pharmaceutical companies for the development of a drug product incorporating the TFF platform, (vii) the risk that the Company may not be able to obtain additional working capital with which to continue the Phase 2 clinical trials and or advance to the initiation of registration-enabling studies, for TFF TAC as and when needed and (viii) those other risks disclosed in the section "Risk Factors" included in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023 and subsequently filed reports. TFF Pharmaceuticals cautions readers not to place undue reliance on any forward-looking statements. TFF Pharmaceuticals does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

This document contains only basic information concerning TFF. Because it is a summary it does not contain all of the information you should consider before investing. Please refer to our reports and registration statements on file with the SEC for more comprehensive information concerning TFF Pharmaceuticals.

TFF PHARMACEUTICALS
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3 NASDAQ: TFFP BETTER DELIVERY, BETTER THERAPY | Powerful Drug Delivery Solutions Harlan Weisman, M.D., Chief Executive Officer Opening Remarks

4 4 TFF TAC Clinical Data Update: Phase 2

TFF TAC: Addressing Significant Unmet Need in Lung Transplant Rejection

TFF TAC is in Phase 2 development for prevention of rejection in lung transplant recipients

- Tacrolimus is first-line calcineurin inhibitor for prevention of rejection in lung transplant
- Significant toxicities associated with oral tacrolimus
- TFF TAC delivers tacrolimus directly to the lung to drive efficacy through immune suppression locally in the lung, where inflammation leads to rejection and allograft failure, while limiting systemic exposure thus systemic toxicities

- High unmet medical need with ***~50% mortality in 5 years***[1] due to narrow therapeutic index:
    - Too little immune suppression leads to acute rejection or chronic rejection leading to chronic lung allograft dysfunction (CLAD)
    - Too much immune suppression leads to infections, chronic kidney disease, and post transplant lymphoproliferative disease

~40,000 new and existing patients worldwide[2]

≥$2 billion peak TFF TAC global gross sales forecast[3]

TFF TAC is intended to increase lung delivery to drive efficacy while minimizing systemic exposures and toxicities

TFF PHARMACEUTICALS

1. Costa, Benvenuto, and Sonett, *Best Practice & Research Clinical Anesthesiology*, 2017
2. UpToDate; OPTN, UNOS, and Transplant Literature
3. Internal estimates

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6 TFF TAC: Phase 2 Trial Design in Lung Transplant Patients • Design : Open label study of TFF TAC in lung transplant patients who require reduced tacrolimus blood levels due to kidney toxicity • Duration : Part A: 12 weeks; Part B: optional safety extension • Endpoints : Safety and tolerability, kidney function, acute allograft rejection Screening Day 1 2 weeks Week 12 Treatment Optional open - label extension • Bronchoscopy and biopsy • Spirometry • Donor - derived cell - free DNA assay • Lung imaging Therapeutic drug monitoring Dose adjustment Safety and tolerability Renal function Clinical signs of acute rejection Lung imaging (Week 4) TFF TAC (Tacrolimus Inhalation Powder) • Bronchoscopy and biopsy • Spirometry • Donor - derived cell - free DNA assay • Lung imaging

7 TFF TAC: Baseline Characteristics and Demographics 7 CLAD: chronic lung allograft dysfunction W: white ; F: female; M: male; NH: Native Hawaiian N/A: not available Data is from TFF - T2 - 001 pre - database lock; Data cut off date: 3/25/24 Disposition Time on TFF Tac (weeks) Years with kidney disease CLAD Years since transplant Race Sex Age (years) Patient Chose to proceed to Part B 49.0 5 No 9 W M 73 Pt 1 Chose to proceed to Part B 40.0 6 No 8 W F 73 Pt 2 Chose to proceed to Part B 33.0 4 No 5 W M 68 Pt 3 Chose to proceed to Part B 20.0 2.5 No 3 W F 67 Pt 4 11.9 2.5 No 3 W M 64 Pt 5 9.0 7 No 23 W F 52 Pt 6 5.9 NA No 0.75 W F 41 Pt 7 5.0 NA No 1.25 NH M 56 Pt 8

8 TFF TAC: Total Patient Exposure Data is from TFF - T2 - 001 pre - database lock; Data cut off date: 3/25/24 0 20 40 60 80 100 120 140 160 180 200 Weeks Pt 8 Pt 7 Pt 6 Pt 5 Pt 4 Pt 3 Pt 2 Pt 1 Cumulative Total patient exposure represents ~1200 days, ~3.3 years

9 9 Suitability For Dry Powder Inhalers Stable Trough Tacrolimus Blood Levels: TFF TAC / Oral Tacrolimus Mean Stable TFF TAC Dose / Mean Stable oral Tacrolimus Dose ~2/3 (~66%) ~1/6 (~17%) Data is from TFF - T2 - 001 pre - database lock; Data cut off date: 3/8/24 n=8 • Successful transition of 8/8 patients from oral Tacrolimus to TFF TAC • No evidence of acute rejection • No signs and symptoms suggestive of acute rejection • No use of pulse corticosteroids for treatment of rejection • No spirometry deterioration suggestive of acute rejection • No chest x - ray findings suggestive of acute rejection • B iomarker data to be disclosed • 4/4 patients who completed Part A chose to remain on TFF TAC and proceeded to Part B Efficacy Safety • No mortality • No TFF TAC discontinuation due to an AE • Majority of TEAEs were Grade 2 or lower in severity • Maintenance of kidney function Key Takeaways • Interim clinical data suggest: • Lower doses of TFF TAC compared to oral Tacrolimus are sufficient to prevent rejection. • TFF TAC prevents rejection at reduced systemic Tacrolimus blood levels, thus lowering the risk of systemic toxicity. TFF TAC: Data suggest TFF TAC prevents rejection at reduced systemic exposure

10 Regulatory: • FDA endorsed the 505(b)2 pathway for TFF TAC development • FDA granted orphan drug designation • Open the IND in the US: S ummer of 2024 • Apply for FDA expedited programs Phase 3: • Endeavor to seamlessly transition Phase 2 study in the US to a global Phase 3 study • A single Phase 3 study is expected to be sufficient for registration • Expected t otal sample size: approximately 200 • US, Canada, Australia, UK, and select EU countries 2024 milestones: • Advisory board meeting held in 2/2024; feedback from advisors incorporated into development plan • ISHLT late breaking abstract oral presentation in Prague in 2Q2024 • Additional data update on the Phase 2 Australian study in 3Q2024 • Open IND in the US to initiate phase 2 US trial ISHLT: International Society of Heart and Lung Transplantation TFF TAC: Next Steps

11 11 TFF VORI Clinical Data Update: Phase 2 and Expanded Access Program

TFF VORI: Addressing Significant Unmet Need in Pulmonary Fungal Infections

TFF VORI is in Phase 2 development for the treatment of pulmonary fungal infections including invasive pulmonary aspergillosis (IPA)

- IPA primarily impacts immune compromised patients (hematologic malignancies, solid organ, and stem cell transplant recipients)
- Oral and intravenous voriconazole is first-line therapy for the treatment of IPA
- Narrow therapeutic window associated with oral and IV voriconazole
  - Significant toxicities
    - Liver toxicity, arrhythmias and QT prolongation, infusion related reactions, visual disturbances, severe cutaneous adverse reactions, photosensitivity and renal toxicity[1]
  - Drug-drug interactions
- High unmet medical need with ***~30% mortality in 12 weeks***[2] due to high rate of toxicity and drug-drug interactions limiting systemic dosing and overall efficacy

~250,000 invasive aspergillosis (IA) patients worldwide[3]

≥$1 billion peak TFF VORI global gross sales forecast[4]

TFF VORI is intended to increase lung delivery to drive efficacy while minimizing systemic exposures, toxicities, and drug-drug interactions

TFF PHARMACEUTICALS

1. Voriconazole Package Insert; Warning and Precautions section, 5.2 and 5.3
2. Maertens et. al. Lancet 2016; 387:760-769.
3. Bongomin et. al. Journal of Fungi. 2017
4. Internal estimates. Assumes indication for acute treatment of IPA

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TFF VORI: Phase 2 Trial Design in Patients with Invasive Pulmonary Aspergillosis

- **Design**: Open label randomized study; TFF VORI vs. oral voriconazole
- **Duration**: 13 weeks of treatment
- **Endpoints**: Safety/tolerability, clinical response, radiologic response, mycologic response, all-cause mortality



TFF VORI
(80mg twice daily Voriconazole Inhalation Powder)
R
3:1
Randomization
Oral Voriconazole
(200mg twice daily Vfend)
Screening
Dosing
Follow-up
2 weeks
Weeks 1-2
Weeks 2-4
Weeks 4-8
Weeks 8-13
Weeks 13-17
Mycologic tests
Galactomannan
Spirometry
Lung imaging
Galactomannan
Spirometry
Spirometry
Galactomannan
Spirometry
Spirometry
Mycologic tests
Galactomannan
Lung Imaging
Spirometry
Mycologic tests
Galactomannan
Lung Imaging
Spirometry
Spirometry
Clinical assessment throughout; bronchoscopy optional at any time; pharmacokinetics, all-cause mortality

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14 • The Expanded Access Program (EAP) enrolls patients with the following diagnoses who have limited or no other treatment options or who have had an unfavorable response to adequate standard of care therapy: Pulmonary aspergillosis: ▪ Invasive pulmonary aspergillosis (IPA) ▪ Chronic pulmonary aspergillosis (CPA) ▪ Allergic bronchopulmonary aspergillosis (ABPA) ▪ Aspergillus tracheobronchitis ▪ Aspergillus bronchoanastomotic infection Voriconazole responsive pulmonary fungal infections • US expanded access protocol prepared and submitted to the FDA: https://clinicaltrials.gov/ct2/show/NCT05897294 • Available in the US, Canada, Australia, UK, and select EU countries TFF VORI: Expanded Access Program (EAP) 14

15 15 Suitability For Dry Powder Inhalers Data is from pre - database lock TEAE: treatment emergent adverse event • Of the six patients treated for at least 12 weeks with TFF VORI: • Five patients achieved a clinical response (improvement in signs, symptoms and/or spirometry) • Five patients achieved a mycologic response (presumed or proven) • Three of four patients achieved a radiologic response (4 patients with abnormal baseline and follow up chest CT) • No need for continued anti - fungal use after treatment with TFF VORI in all six patients • Of the 8 patients treated with TFF VORI for any length of time with follow - up data: No IPA - related mortality No all - cause mortality One TFF VORI discontinuation due to an unrelated AE (COVID) Majority of TEAEs deemed unrelated to TFF VORI Majority of TEAEs were Grade 2 or lower in severity No hepatic toxicity No visual disturbances Efficacy TFF VORI: Summary of Results IPA is a pulmonary fungal infection with ~30% mortality in 12 weeks Safety

16 Regulatory: • IND is open in the US • 505(b)2 pathway endorsed by the FDA Strategic Plan: • Explore partnerships, collaborations, and grants to progress the program Phase 3 Development: • A single Phase 3 study is expected to be sufficient for registration • Potential indications: • Treatment or prevention of IPA and other voriconazole responsive invasive pulmonary fungal infections • Treatment of chronic pulmonary aspergillosis, allergic bronchopulmonary aspergillosis, aspergillus tracheobronchitis and aspergillus bronchoanastomotic infection • Treatment or prevention of Valley Fever (coccidioidomycosis) and other endemic fungal infections 2024 milestones: • Secure p artnerships , collaborations and grants to advance clinical development Minimal spending on TFF VORI development until partnered TFF VORI: Next Steps

17 NASDAQ: TFFP TFF TAC and TFF VORI Program Update March 27, 2024 – 4:30 PM EDT BETTER DELIVERY, BETTER THERAPY | Powerful Drug Delivery Solutions